UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2007.

Westar Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas

(State or Other Jurisdiction of Incorporation)

1-3523	48-0290150
(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue Topeka, Kansas	66611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (785) 575-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2007, we entered into a Sales Agency Financing Agreement (the “Agreement”) with BNY Capital Markets, Inc. (“BNYCMI”). Under the terms of the Agreement, we may offer and sell shares of our common stock, par value $5.00 per share (“Common Stock”), from time to time through BNYCMI, as our agent for the offer and sale of the shares, up to an aggregate sales price of $100,000,000 and for a period of no more than three years.

The Common Stock may be offered in one or more selling periods, none of which will exceed 20 trading days. We shall specify to BNYCMI the aggregate selling price of its common stock to be sold during each selling period, which may not exceed $50,000,000 without BNYCMI’s prior written consent, and the minimum price below which sales may not be made, which may not be less than $1.00 per share without the prior written consent of BNYCMI. We will pay BNYCMI a commission equal to 1% of the sales price of all shares sold through it as agent under the Agreement plus its reasonable documented out-of-pocket expenses, including fees and expenses of counsel, up to $75,000.

The Common Stock will be issued pursuant to a registration statement previously filed with the Securities and Exchange Commission (the “Registration Statement”) on Form S-3 (File No. 333-141899).

The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Agreement is qualified in its entirety by reference to that exhibit. The Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Section 9—Financial Statement and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Sales Agency Financing Agreement, dated as of April 12, 2007, between Westar Energy, Inc. and BNY Capital Markets, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date:	April 12, 2007	By:	/s/ Larry D. Irick
		Name:	Larry D. Irick
		Title:	Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit No.	Description
1.1	Sales Agency Financing Agreement, dated as of April 12, 2007, between Westar Energy, Inc. and BNY Capital Markets, Inc.